EXHIBIT 11

                               BEA SYSTEMS, INC.
                          OCTOBER 31, 1997 FORM 10-Q
                       Computation of Net Loss Per Share
                 (in thousands, except for per share amounts)
                                  (unaudited)

                                                                     Three months ended            Nine months ended
                                                                         October 31,                  October 31,
                                                                ---------------------------   ---------------------------
                                                                     1997          1996           1997           1996
                                                                ------------   ------------   ------------   ------------
Net loss per share:
   Weighted average common shares outstanding for the period          64,014         10,338         56,696         8,383
   Common equivalent shares pursuant to Staff Accounting
     Bulletin Nos. 64 and 83                                              --         19,524             --         19,524
                                                                ------------   ------------   ------------   ------------
        Shares used in historical per share computation               64,014         29,862         56,696         27,907
                                                                ------------   ------------   ------------   ------------
                                                                ------------   ------------   ------------   ------------

   Net loss                                                     $       (317)  $     (9,177)  $    (23,809)  $    (84,470)
   Cumulative dividends on Series B redeemable
     convertible preferred stock                                          --           (254)          (268)          (565)
                                                                ------------   ------------   ------------   ------------
        Net loss applicable to common stockholders              $       (317)  $     (9,431)  $    (24,077)  $    (85,035)
                                                                ------------   ------------   ------------   ------------
                                                                ------------   ------------   ------------   ------------

               Net loss per share                               $      (0.00)  $      (0.32)  $      (0.42)  $      (3.05)
                                                                ------------   ------------   ------------   ------------
                                                                ------------   ------------   ------------   ------------

Pro forma net loss per share:
   Shares used in historical per share computation                                   29,862                        27,907
   Common equivalent shares assuming conversion
     of preferred stock                                                              22,200                        22,200
                                                                               ------------                  ------------
        Shares used in pro forma per share computation                               52,062                        50,107
                                                                               ------------                  ------------
                                                                               ------------                  ------------

        Net loss                                                               $     (9,177)                 $    (84,470)
                                                                               ------------                  ------------
                                                                               ------------                  ------------

               Pro forma loss per share                                        $      (0.18)                 $      (1.69)
                                                                               ------------                  ------------
                                                                               ------------                  ------------
